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                    April 27, 2005

                    FFTW Funds, Inc.
                    200 Park Avenue
                    New York, New York 10166
BOSTON

BRUSSELS            Re:    FFTW Funds, Inc.
                           (File Nos. 33-27896; 811-5796)

FRANKFURT           Dear Sirs:

HARRISBURG          We hereby consent to all references to our firm in
                    Post-Effective Amendment No. 34 to the Registration
HARTFORD            Statement of FFTW Funds, Inc. In giving such consent,
                    however, we do not admit that we are within the category of
LONDON              persons whose consent is required by Section 7 of the
                    Securities Act of 1933, as amended, and the rules and
LUXEMBOURG          regulations thereunder.

NEW YORK            Very truly yours,

NEWPORT BEACH       /s/ Dechert LLP

PARIS               Dechert LLP

PHILADELPHIA

PRINCETON

SAN FRANCISCO

WASHINGTON

232872.1.03 4/27/2005  5:40 PM

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